Exhibit 4.1

This Instrument Prepared By:
/s/ Charlene Anderson
Charlene Anderson
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive,
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND ELEVENTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2013

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND ELEVENTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2013 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Eleventh Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and ten supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Eleventh Supplemental Indenture, is hereinafter in this One Hundred and Eleventh Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Eleventh Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Eleventh Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture:

The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

State and County

MARYLAND

Wicomico County

Property Name	Received For Record	Deed Records		Tax Map No.
		Book	Page
Hudson Substation	05/04/12	3433	323	3146 3147 3149

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2012, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

State and County

DELAWARE

New Castle

Received For Record	Instrument No.	Tax ID No
05/30/2008	20080820-0057207	07-032.20-003, 048, 049, 051, 052, 053, 054, 055, 057, 072
10/06/2011	20120306-0012424	13-014.30-227 thru 392 13-019.10-142 thru 193
10/26/2011	20120606-0031404	26-049.10-019 thru 025
12/21/2011	20120606-0031403	26-006-20-001
01/05/2012	20120105-0000802	13-021.00-010
01/05/2012	20120105-0000803	11-026.00-011
01/05/2012	20120105-0000804	20-002.00-059
01/05/2012	20120105-0000805	11-023.20-330 & 11-023.20-331
01/05/2012	20120105-0000806	14-012020-080, 14-012.20-083, 14-012.20-086 & 087, 14-012.20-082, 14-012.20-038 thru 061, 14-012.20-83 thru 082, 14-012.20-085, 14-012.20-086, 14-012.20-090 thru 123
01/05/2012	20120105-0000807	11-009.00-033
01/05/2012	20120105-0000808	08-043.40-330
01/05/2012	20120105-0000809	14-003.00-006
01/18/2012	20120606-0031402	23-018.00-002
02/17/2012	20120606-0031405	26-027.10-159

02/29/2012	20121003-0057047	080440133
03/12/2012	20120606-0031401	0603100167
04/03/2012	20120606-0031406	06-052.00-075
05/11/2012	20120529-0029251	06-032.00-306
05/14/2012	20121003-0057048	08-050.40-008
06/15/2012	20121031-0062830	09-017.00-030
06/22/2012	20120625-0035200	11-003.30-027
11/23/2012	20121003-0057049	11-018.10-001 thru 11-018.10-008 & 11-014.30-136 thru 11-014.30-144

State and County

DELAWARE

Kent

Received For Record	Instrument No.	Tax ID No
01/06/2012	2012-201837	4-00-04700-01-4403-00001
01/06/2012	2012-201837	4-00-04700-01-4403-00001
03/16/2012	2012-211276	8-00-13900-01-1400-00001
03/19/2012	2012-211275	2-00-08500-02-0502-00001 2-00-08500-02-0503-00001
04/03/2012	2012-211274	7-02-09408-02-1100-00001
04/03/2012	2012-211273	7-02-09408-02-0300-00001

State and County

DELAWARE

Sussex

Received For Record	Deed Records		Tax ID No
	Book	Page
01/06/2012	3960	49	3-34 19.00 380.02
01/06/2012	3960	57	1-32 6.00 95.00
01/06/2012	3960	51	3-34 13.20 288.00 290.00
01/06/2012	3960	53	3-34 13.20 291.00 292.00 295.00
01/06/2012	3960	55	3-34 13.20 289.00 293.00 294.00
01/06/2012	3960	59	5-30 10.00 1.00
01/06/2012	3960	61	1-34 11.00 25.02
01/06/2012	3960	64	3-34 14.13 365.00
01/06/2012	3960	66	1-34 13.19 127.01
03/20/2012	4007	236	2-30-26.00-75.00
03/26/2012	4007	243	1-34-9.00-13.00
04/01/2012	4007	240	1-34-11.00-189.00
04/11/2012	4007	238	3-34-13.20-85.00, 85.01, 86.00, 92.00, 93.00, 94.00
05/05/2012	4007	234	1-34-8.00-45.00

State and County

MARYLAND

Cecil

Received For Record	Deed Records		Tax Id #
	Book	Page
08/30/2011	3160	062	0023/0490 LT 1,3,4,5
11/23/2011	3208	267	0025/0791
12/21/2011	3160	060	0024/0189 ALL LOTS
01/03/2012	3160	066	0036/220
01/10/2012	3131	474	Map 0309 Par 0391
01/10/2012	3131	477	Map 13 Par 736
01/10/2012	3131	479	Map 36 Par 0220 Lt 2
01/10/2012	3131	481	Map 0048 Par 0112
01/10/2012	3131	484	Map 48 Par 6
01/10/2012	3131	487	Map 0031 Par 1265 All lots inclusive
01/10/2012	3131	489	Map 0031 Par 1265 All lots inclusive
01/10/2012	3131	491	Map 43 Par 245
02/22/2012	3208	259	0016/0552
02/22/2012	3208	257	0016/0552
03/09/2012	3208	263	0023/0078
03/15/2012	3208	265	0037/0008 ALL LOTS
04/02/2012	3208	255	0035/0456
04/04/2012	3208	261	10/810
04/30/2012	3208	253	0461/0500
05/10/2012	3208	251	016/0484
05/10/2012	3208	249	016/0484
05/10/2012	3208	247	016/0484
06/05/2012	3271	008	17/0508
06/11/2012	3270	496	29/577
06/13/2012	3271	005	3/6
07/20/2012	3271	001	10/0479
07/20/2012	3271	003	10/0081
08/15/2012	3270	493	0485/0025
08/18/2012	3160	064	0036/0220 LT 3

State and County

MARYLAND

Dorchester

Received For Record	Deed Records		Tax Id #
	Book	Page
01/06/2012	1065	279	Map 0200 Par 0053
02/22/2012	1090	033	21/89
05/17/12	55	150	308/11/5721
09/19/12	1108	463	1108/463

State and County

MARYLAND

Harford

Received For Record	Deed Records		Tax Id#
	Book	Page
08/29/2011	09721	020	0027/0466
11/18/2011	09721	024	HARFORD 5-A10/0288
11/17/2011	09504	233	17/242 LT 4
06/26/2012	09918	028	10/0249

State and County

MARYLAND

Kent

Received For Record	Deed Records		Tax Id #
	Book	Page
01/05/2012	0704	493	Map 58 Par 6
01/05/2012	0704	495	Map 0012 Par 0107
01/20/2012	0720	084	37/5585
01/19/2012	0720	082	0037/0299
01/19/2012	0720	078	0051/0157
01/20/2012	0710	003	30/55 LT4
01/24/2012	0710	007	00516/00001
01/24/2012	0710	009	0055/0124 LT3
01/27/2012	0710	005	055/0124 LT1
02/03/2012	0710	011	0046/0142
02/15/2012	0720	080	0045/0012
02/15/2012	0720	074	0046/0173
02/15/2012	0710	001	30/24
02/28/2012	0720	076	0046/0034
04/02/2012	0720	072	51/493
04/12/2012	0720	068	0051/0174

04/17/2012	0720	070	0055/0100A
04/23/2012	0720	066	0013/0071
05/16/2012	0720	064	0055/0102
06/1/11	0732	005	0732/005
06/12/12	0732	007	0732/007
06/19/12	0732	001	30/24/2
06/21/12	0732	003	55/2
10/10/2012	0732	201	Map 0042, Par 0158 – 20.0789 acres Tax Map 42 Parcels, 25, 30 & 49

State and County

MARYLAND

Queen Anne’s

Received For Record	Deed Records		Tax Id #
	Book	Page
11/07/2011	2109	343	058A/0290 (LOTS1,2,3,4)
11/07/2011	2109	341	058A/0401 (LOTS1,2,3)
01/06/2012	2109	345	0029/0064
02/06/2012	2086	005	21/2
02/14/2012	2109	337	51/34 LT 1
03/02/2012	2109	339	0060/0003 LT11
03/08/2012	2109	335	0031/0019
03/09/2012	2109	328	59/115
03/20/2012	2109	330	0009/0064
03/20/2012	2109	321	0009/0064
03/28/2012	2109	319	0009/0064
03/28/2012	2109	323	0009/0092
04/04/2012	2109	325	51/27
04/05/2012	2109	326	35/186
04/25/2012	2109	317	28/3
04/25/2012	2109	315	28/41
04/25/2012	2109	313	28/2
05/30/2012	2137	596	28/120
05/30/2012	2137	598	28/103
06/06/2012	2137	584	58D/816
06/06/2012	2137	586	58D/65
06/06/2012	2137	586	58D/207
06/06/2012	2137	586	58D/21
06/06/2012	2137	586	58D/22
06/06/2012	2137	586	58D/13
06/07/2012	2137	580	21/12
06/07/2012	2137	580	21/12
08/27/2012	2130	466	65/1
12/31/2012	2158	509	44 10 98

State and County

MARYLAND

Somerset

Received For Record	Deed Records		Tax Id #
	Book	Page
08/06/2007	0826	484	440868-1 AND 440856-8/ 316
01/06/2012	0817	290	Map 0009 Par 27
01/06/2012	0817	292	Map 0057 Par 0097
01/06/2012	0817	294	Map 0064 Par 0753
03/27/2012	0826	486	0015/0028
04/27/2012	0826	482	0200/0294A
04/27/2012	0826	480	0039/0209
07/03/2012	0833	581	22/184
08/23/2012	0833	579	15/333

State and County

MARYLAND

Talbot

Received For Record	Deed Records		Tax Id#
	Book	Page
12/15/2011	1990	370	38/45
01/05/2012	1950	058	Map 6 Par 7
01/05/2012	1950	060	Map 59 Par 86
08/21/2012	2024	206	55/27/1
08/21/2012	2024	208	55/26

State and County

MARYLAND

Wicomico

Received For Record	Deed Records		Tax Id #
	Book	Page
07/21/2011	3410	007	29/490
09/09/2011	3355	020	106/1655 LT 1
10/21/2011	3410	012	58/0062
12/02/2011	3410	009	49/173
01/04/2012	3410	014	803/599
01/05/2012	3390	60	Map 0058 Par 0063
01/05/2012	3390	62	Map 0057 Par 0241
01/05/2012	3390	64	Map 802 Par 2177
01/05/2012	3390	67	Map 802 Par 1005

01/05/2012	3390	72	Map 50 Par 176 Lt 4A
01/05/2012	3390	74	Map 400 par 328
01/05/2012	3390	77	Map 29 Par 490
01/05/2012	3390	79	Map 51 Par 0059
01/05/2012	3390	81	Map 29 Par 528 Lt 5
01/05/2012	3390	83	Map 29 Par 528 Lt 4
01/09/2012	3410	019	0059/0023
01/11/2012	3449	177	600/583
02/01/2012	3410	017	0047/0499
02/28/2012	3449	174	63/218
03/26/2012	3449	158	0019/0054
03/26/2012	3449	156	0019/0055
04/03/2012	3449	163	0037/0293
04/03/2012	3434	219	48/214 (LT2A& 2C), 48/213
04/17/2012	3449	160	115/657
05/11/2012	3449	168	29/12
05/15/2012	3449	165	108/1100
05/16/2012	3449	171	39/406 Block B Lot 3 and 4, Block C 2-4
10/27/2010	3491	316	3491/316
11/02/2010	3491	314	3491/314
11/05/2012	3491	318	38/433/62

State and County

MARYLAND

Worcester

Received For Record	Deed Records		Tax Id #
	Book	Page
11/03/2005	5844	305	8/3
01/05/2012	5811	192	Map 26 Par 302
01/05/2012	5811	195	Map 26 Par 301
01/05/2012	5811	198	Map 0010 Par 0068
01/05/2012	5811	203	Map 10 Par 28 & 37
03/06/2012	5911	253	113/7022
03/23/2012	5911	251	27/704
05/17/2012	5911	248	201/159
05/15/2012	5911	245	56/49
07/09/2012	5990	317	55/11
07/20/2012	5990	315	10/0089

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000
11/25/08	6.40% Bonds	12/01/13	$250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750,000

Total Bonds Issued:			$409,550,000

As supplemented and amended by this One Hundred and Eleventh Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Eleventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Eleventh Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

The Company acknowledges that it received a true and correct copy of this One Hundred and Eleventh Supplemental Indenture.

This One Hundred and Eleventh Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Eleventh Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2013.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ David M. Velazquez
DAVID M. VELAZQUEZ, PRESIDENT
April 12, 2013

[Seal]	Attest:
/s/ Charlene Anderson
CHARLENE ANDERSON, ASSISTANT SECRETARY

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this12th day of April, 2013, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires January 1, 2015.

THE BANK OF NEW YORK MELLON, as Trustee
[Seal]

Date of Execution	By	/s/ Laurence J. O’Brien
LAURENCE J. O’BRIEN, VICE PRESIDENT
April 12, 2013

Attest:

/s/ Latoya S. Elvin
LATOYA S. ELVIN, VICE PRESIDENT

STATE OF NEW YORK                     )

                                                               ) SS.

COUNTY OF NEW YORK                 )

BE IT REMEMBERED that on this 12th day of April, 2013, personally came before me, a Notary Public for the State of New York, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Danny Lee
Notary Public, State of New York
My commission expires February 20, 2015.

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Charlene Anderson
Charlene Anderson